UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2008

Morgan Stanley
(Exact Name of Registrant
as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 11, 2008, Morgan Stanley (the “Company”) issued a press release announcing the Company’s repurchase of certain auction rate securities held by its retail accounts.  A copy of the press release is being filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

On August 11, 2008, Moody’s Investors Services announced that it had lowered its long-term debt counterparty credit ratings on the Company from ‘Aa3’ to ‘A1.’  The outlook assigned to the Company is stable.

Statements about the expected effects, timing and completion of the repurchase of any auction rate securities and all other statements in the press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections and expectations. In making any such statements, the Company believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of the Company. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A and “Certain Factors Affecting Results of Operations” in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2007, “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's 2008 Quarterly Reports on Form 10-Q and in other items throughout the Form 10-K, Forms 10-Q and the Company's 2008 Current Reports on Form 8-K.

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Item 9.01. Financial Statements and Exhibits

99	Press release, dated August 11, 2008, issued by the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN STANLEY (Registrant)

By:	/S/ Martin M. Cohen
Martin M. Cohen, Vice President, Assistant Secretary and Counsel

Date: August 11, 2008

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